Exhibit 99.1

Autolus Therapeutics Announces Delay to its First Quarter 2024 Earnings Release and Conference Call

LONDON, May 13, 2024 — Autolus Therapeutics plc (Nasdaq: AUTL), a clinical-stage biopharmaceutical company developing next-generation programmed T cell therapies, today announced that it intends to file a Form 12b-25, Notification of Late Filing, with the U.S. Securities and Exchange Commission later this week with regard to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Q1 2024 10-Q”). Form 12b-25 will allow the Company an automatic extension of five additional calendar days to file the Q1 2024 10-Q which is due on May 15, 2024.

In accordance with today’s announcement, the Company is canceling its previously announced earnings release and call scheduled for before U.S. market open on May 14, 2024. The Company expects to file the Q1 2024 10-Q as soon as practicable and no later than the May 20, 2024 deadline in compliance with Rule 12b-25. The Company has rescheduled its first quarter 2024 conference call and webcast to now be held on May 17, 2024 at 8:30 am EDT/1:30 pm BST to discuss the Company’s financial results and provide a general business update. Conference call participants should pre-register using this link to receive the dial-in numbers and a personal PIN, which are required to access the conference call.

A simultaneous audio webcast and replay will be accessible on the events section of Autolus’ website.

Contact:

Olivia Manser

+44 (0) 7780 471568

o.manser@autolus.com

Julia Wilson

+44 (0) 7818 430877

j.wilson@autolus.com

Susan A. Noonan

S.A. Noonan Communications

+1-917-513-5303

susan@sanoonan.com

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